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Exhibit 10.11

CERTIFICATE NO.

        THIS OPTION AND THE SHARES UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (ACT), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THIS OPTION IS NONTRANSFERABLE AND THE SHARES UNDERLYING THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

DISPLAYTECH, INC.
NONSTATUTORY STOCK OPTION CERTIFICATE
UNDER
1988 INCENTIVE STOCK OPTION PLAN

        Displaytech, Inc., a Colorado corporation ("Company"), for and in consideration of the mutual promises of the parties and other good and valuable consideration, including the incentive to the Optionee to exert his/her best efforts on behalf of the Company and the benefit which the Company will receive from the Optionee's added interest in the welfare of the Company as a result of his/her ownership or increased ownership of the Company's $0.001 par value common stock ("Common Stock"), the receipt and sufficiency of which consideration hereby is acknowledged, hereby grants to the Optionee the option ("Option") to purchase the following number of shares of Common Stock:

Optionee	Number of Shares

subject to (i) the terms and conditions of the Company's 1988 Incentive Stock Option Plan ("Plan"), (ii) the rules and regulations for the administration of the Plan which may be adopted from time to time, (iii) the Employee Stock Purchase and Restriction Agreement (Restriction" Agreement") previously signed, or to be signed concurrently herewith, by Employee and (iv) the terms and conditions which follow. The terms and conditions of this Nonstatutory Stock Option Certificate shall supersede all conflicting terms and conditions which may be contained in the Plan and rules and regulations for the administration of the Plan. If for any reason this Option is not, or may not be, validly issued under the Plan, then that determination shall not invalidate either the Plan or the Option, and the Option shall be deemed issued as a separate nonstatutory stock option in accordance with its terms and the terms of the Restriction Agreement.

        1.    Exercise Price.    The purchase price ("Exercise Price") for shares of Common Stock purchased pursuant to this Option shall be $            per share, which shall be paid in full in cash at the time of exercise, provided that the Committee administering the Plan may in its sole discretion permit payment to be made with shares of the Company's Common Stock owned by Optionee, or with any other consideration allowed under the Colorado Business Corporation Act. The Exercise Price represents at least 100% of the fair market value of Common Stock as of the effective date of this Option. Optionee shall have no rights with respect to dividends or have any other rights as a shareholder with respect to shares subject to this Option until he/she has given written notice of the exercise of the Option and has paid in full for such shares.

        2.    Vesting and Time of Exercise of Option.    This Option shall vest and be exercisable as to one quarter (25%) of the total shares optioned at the end of one year from the date of grant of this Option, and as to one-forty-eighth (1/48th) of the total shares optioned at the end of each month thereafter, provided, however, that Optionee must be employed by the Company at the date any Option becomes vested and exercisable hereunder. This Option shall terminate 10 years from            ,

the date of grant of this Option, unless terminated or otherwise required to be exercised at an earlier date, as provided herein. The period of time during which the Option may be exercised is referred to herein as the "Option Period".

        3.    Change of Exercise Price.    If Optionee's employment with the Company terminates with Optionee retaining the Options granted hereby, then one year after the date of such termination, and on each anniversary date thereafter, the Exercise Price for all unexercised Options shall be increased ten percent (10%) over the previous year's Exercise Price.

        4.    Number of Shares.    This Option shall be exercised only for 100 shares of Common Stock or a multiple thereof or for the full number of shares for which the Option is then exercisable.

        5.    Death of Optionee.    If Optionee dies during Optionee's employment by the Company, this Option shall be exercisable only as to that portion vested and exercisable as of the date of death by the personal representative or administrator of Optionee's estate, or by any trustee, heir, legatee or beneficiary to whom Optionee's rights under this Option shall pass by will or the laws of descent and distribution to the extent that Optionee was entitled to exercise this Option at the time of Optionee's death. The increase in Exercise Price set forth in section 3, above, shall be applicable to the Options covered by this section.

        6.    Nontransferability of Option.    This Option may not be transferred by Optionee otherwise than by will or the laws of descent and distribution. During Optionee's lifetime, this Option shall be exercisable only by Optionee.

        7.    Changes in Capital.    If the outstanding Common Stock of the Company which is subject to this Option shall at any time be changed or exchanged by declaration of a stock dividend, split up, subdivision, combination of shares, reverse stock split, recapitalization, merger, consolidation or other corporate action or reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Option and the Option Price shall be appropriately and equitably adjusted so as to maintain the equivalent number of shares without changing the aggregate option exercise price. In the event of a dissolution or liquidation of the Company, or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation and holders of Common Stock receive securities of another corporation, this Option shall terminate as of the effective date of such event, provided that immediately prior to such event, Optionee shall have the right to exercise this Option in whole or in part; however, such exercise shall be subject to applicable restrictions contained in this Option, excluding the restriction in Section 2 which imposes a vesting period on the right to exercise the options granted, which restriction shall be waived in such case.

        8.    Manner of Exercise.    Subject to the terms and conditions contained herein and in the Plan, this Option may be exercised in whole or in part at any time and from time to time within the Option Period by the delivery of written notice to any officer or director of the Company other than Optionee, together with full payment, in cash or with the Company's Common Stock or other valid consideration if authorized by the Committee administering the Plan for the number of shares purchased. The notice (i) shall state the election to exercise the Option, (ii) shall state the number of shares in respect to which the Option is being exercised, (iii) shall state Optionee's address, (iv) shall state Optionee's social security number, (v) shall contain such representations and agreements concerning Optionee's investment intent with respect to such shares of Common Stock as shall be satisfactory to the Company's counsel, (vi) shall state that the Certificate evidencing the shares may be stamped with one or more restrictive legends stating that the shares evidenced by such Certificate are subject to contractual restrictions on transfer and will constitute "restricted securities" as defined in Rule 144 promulgated under the Act, and (vii) shall be signed by Optionee. As a further condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        9.    Termination of Option.    The Company may terminate the Option at any time in the event the Optionee commits any act or omission which, in the good faith judgment of the Company's Board of Directors, is adverse to the interests of the Company. Such actions include, but are not limited to, (i) the disclosure or threatened disclosure of the Company's confidential information to unauthorized individuals or entities, (ii) working as an employee, consultant, owner, stockholder, partner or in any other capacity for any company, individual, partnership or other business entity which intends to or does make, sell, or develop products that compete with the products planned, developed, made or sold by the Company, (iii) the breach by Optionee of any agreement between the Company and Optionee, and the failure of Optionee to cure such breach within the time specified in the agreement, and (iv) any theft from or dishonest, fraudulent, or deceitful conduct in Optionee's dealings with the Company or its directors, officers, employees, contractors, customers, potential customers, suppliers or competitors, or any criminal conviction of Optionee.

        10.    Execution of Restriction Agreement.    Optionee agrees that if he/she has not already done so, he/she will execute the Restriction Agreement upon the grant of this Option. The Optionee understands that all purchases of shares pursuant to the exercise of this, or any subsequent Option granted to Optionee by the Company, in whole or in part, shall be governed by the terms of such Restriction Agreement even though Optionee will not execute such a Restriction Agreement each time Optionee exercises this or any subsequent Option.

        11.    Amendment and Administration.    The Compensation Committee of the Company's Board of Directors, or the Board, itself, if no such committee has been created, shall have the authority, consistent with the Plan, to interpret the Plan and this Option, to adopt, amend and rescind rules and regulations for the administration of the Plan and this Option, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Compensation Committee or Board shall be final and conclusive for all purposes and binding upon Optionee.

        12.    No Contract of Employment.    It is acknowledged that this Stock Option Certificate does not constitute a contract of employment between the Company and the Optionee, and that the "at-will" relationship between the parties remains in effect.

        13.    Miscellaneous.    This Option shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon and all rights granted to the Optionee and all rights reserved by the Company under this Option shall be binding upon and inure to the benefit of Optionee, Optionee's heirs, personal representatives, administrators and successors. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of one gender may be construed as denoting such other gender as is appropriate.

Dated as of:		Accepted by Optionee:
DISPLAYTECH, INC.
By:	Haviland Wright
Title:	Chief Executive Officer
ATTEST:
Secretary
S E A L

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DISPLAYTECH, INC. NONSTATUTORY STOCK OPTION CERTIFICATE UNDER 1988 INCENTIVE STOCK OPTION PLAN